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                                   SCHEDULE A
                                   ----------

                                NUMBER OF SHARES OF COMMON STOCK DEPOSITED WITH
NAME OF BENEFICIARY                                TRUSTEE
- --------------------------------------------------------------------------------
Richard M. Simon                                     100

Joseph D. Guertin, Jr.                               100





                                                                   Exhibit 10.24

                           INDEMNIFICATION AGREEMENT
                           -------------------------

     This Agreement, made this 1st day of May, 1996, by and among Richard M. Simon, of Newton, Massachusetts and Joseph D. Guertin, Jr., of Acton, Massachusetts, (collectively the "Stockholders"), GZA GeoEnvironmental, Inc., a Massachusetts corporation ("GZA"), and GZA GeoEnvironmental Technologies, Inc., a Delaware corporation ("GZA Technologies"),

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Stockholders are the holders of record of 100% of the issued and outstanding capital stock of Goldberg-Zoino Associates of New York, P.C., a New York professional services corporation ("GZANY") and each of the Stockholders is a director and officer of GZANY; and

     WHEREAS, each Stockholder is an employee of GZA GeoEnvironmental, Inc. ("GZA");

     WHEREAS, each Stockholder is a principal stockholder of GZA Technologies, which is the holder of all the issued and outstanding capital stock of GZA;

     WHEREAS, each of GZANY and GZA will derive a substantial portion of its revenues from its business dealings with the other, and is dependent on the other for referrals and for other assistance and services, and, accordingly it is in the best interest of GZA and GZA Technologies for the Stockholders to serve as stockholders, directors and officers of GZANY; and

     WHEREAS, in order to induce the Stockholders to continue to serve as stockholders, directors and officers of GZANY, GZA's parent, GZA Technologies, has agreed to indemnify the Stockholders against liabilities arising in connection with his serving in such capacities.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter appearing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   INDEMNIFICATION.
     ---------------

     (a) GZA Technologies shall indemnify a Stockholder if such Stockholder is or was a party or is threatened to be made a party to or is otherwise involved with any threatened, pending or completed claim, action or proceeding, on account of or arising out of actions performed by or inaction on the part of such Stockholder with respect to occurrences taking place when, or by reason of the fact that, the Stockholder is or was a director, officer, or stockholder of GZANY, against any of the following (collectively, "Claims"):

     (i)   expenses (including attorneys' fees);

     (ii)  judgments, fines, assessments or penalties; and

     (iii) losses, claims, damages or liabilities, including without limitation amounts paid in settlement


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actually incurred by the Stockholder in connection with such claim, action or proceeding.

     (b) GZA Technologies shall indemnify a Stockholder if such Stockholder is or was a party or is threatened to be made a party to or is otherwise involved with any threatened, pending or completed claim, action or proceeding, on account of or arising out of actions performed by or inaction on the part of such Stockholder with respect to occurrences taking place when, or by reason of the fact that, the Stockholder is or was an employee, consultant or agent of GZANY, against all Claims (as defined in Section 1, subsection (a) above).

2. CERTAIN TAX AND OTHER MATTERS. The indemnification provided hereunder shall, without limiting the generality of the foregoing, include:

     (a) indemnification of each Stockholder against assessments, penalties, interest and other liabilities that he may incur to any federal, state or local tax authority for or on account of taxes, and other expenses (including attorneys' fees) arising out of or incurred by reason of any dividend or distribution in respect of the capital stock of GZANY, any sale, assignment or other transfer by GZANY to any third party (including any affiliate of GZA Technologies or GZANY) of all or any substantial part of the assets of GZANY, any sale or transfer of the capital stock of GZANY, or any merger or consolidation affecting GZANY (collectively, a "Reorganization Transaction") effected by the Stockholder or GZANY at the written request or direction of, or with the written consent of, the Board of Directors of GZA Technologies; and

     (b) indemnification against Claims of negligence, design liability or professional liability, whether alleged to be that of a Stockholder individually or of any other employee, consultant or agent of GZANY.

     (c) GZA Technologies shall provide commercial general, professional and pollition liability insurance for GZANY as a named insured with the same coverage and limits as provided GZA. Each Stockholder shall be a Named or Additional Insured on all such policies. Each Stockholder and officer of GZANY shall be named as an Insured Person in any GZA Technologies directors' and officers' or executive liability policies.

3. NO EMPLOYMENT AGREEMENT. Nothing contained in this Agreement is intended to create or shall create in the Stockholders any right to continued employment.

4. EXPENSES; INDEMNIFICATION PROCEDURE.
   -----------------------------------

     (a) ADVANCEMENT OF EXPENSES. GZA Technologies shall advance all expenses reasonably incurred by a Stockholder in connection with the defense of any claim, action or proceeding described in Section 1 hereof. If such Stockholder shall be adjudicated by a court order or judgment from which no right of appeal exists to be not entitled to indemnification by GZA Technologies as authorized hereby, such Stockholder hereby undertakes to promptly repay all such amounts advanced by GZA Technologies, to the extent that the amounts so advanced are adjudicated to have exceeded the indemnification to which he was entitled. The advances to be made hereunder shall be paid by GZA Technologies to the applicable Stockholder within twenty (20) days following delivery of a written request thereof by such Stockholder to GZA Technologies.

     (b) NOTICE/COOPERATION BY STOCKHOLDER. A Stockholder shall give GZA Technologies notice within forty-five (45) days after the commencement of any action or proceeding, or the assertion by any third party of a claim, or threat thereof, against such Stockholder, for which indemnification will or could be sought under this Agreement. GZA Technologies shall not be liable to indemnify a Stockholder under this Agreement if such notice is not given as aforesaid. In addition, a Stockholder shall give GZA Technologies such information and cooperation as it may reasonably require and as shall be within Stockholder's power. GZA Technologies shall not be liable to indemnify a Stockholder under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

     (c) PROCEDURE. (1) Any amounts payable by GZA Technologies pursuant to the indemnification provided for in Section 1 shall be paid no later than twenty
(20) days after receipt of the written request of a Stockholder. If a claim is brought by a Stockholder under this Agreement, and if such claim is not paid in full by GZA Technologies within sixty (60) days after a written request by a Stockholder for payment thereof was first received by GZA Technologies, the Stockholder may, but need not, at any time thereafter bring an action against GZA Technologies to recover the unpaid amount of the claim and, subject to
Section 12 of this Agreement, Stockholder shall also be entitled to be reimbursed for the expense (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that the applicable Stockholder is not entitled to be indemnified hereunder, but the burden of proving such defense shall be on GZA Technologies, and the Stockholder shall be entitled to receive interim payments of expenses pursuant to Subsection 3(a) unless and until such defense shall be finally adjudicated by court order or judgment from which no further right of appeal exists.


     (2) If GZA Technologies refuses or rejects a Stockholder's claim for indemnification hereunder, and in the event the Stockholder shall thereafter seek judicial enforcement of this Agreement, neither the failure of GZA Technologies (including its


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Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel ) to have made a determination that indemnification of the Stockholder is proper in the circumstances nor an actual determination by GZA Technologies (including its Board of Directors, any committee or subgroup of the Board of Directors, or independent legal counsel) that the Stockholder is not entitled under the terms of this Agreement to be indemnified, shall create a presumption in any proceeding seeking such enforcement that the Stockholder is or is not entitled to indemnification hereunder.

     (d) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a prospective claim pursuant to Section 4(b) hereof, GZA Technologies has in effect any insurance, including, without limitation, director and officer liability insurance, which may provide for payment of or reimbursement for, such claim, GZA Technologies shall give prompt notice of the assertion of such claim to each issuer of such insurance in accordance with the procedures set forth in the respective policies. GZA Technologies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Stockholder, all amounts payable as a result of such proceeding in accordance with the terms of such polices.

     (e) INSURANCE OFFSET. GZA Technologies' obligation to provide indemnification to a Stockholder under this Agreement shall be reduced to the extent the Stockholder actually receives indemnification from any other source (including any otherwise applicable insurance coverage) available to the Stockholder.

     (f) SELECTION OF COUNSEL. In the event GZA Technologies shall be obligated under Section 4(a) hereof to pay the expenses of any proceeding or threatened proceeding against a Stockholder, GZA Technologies shall be entitled to participate in such proceeding and, to the extent it shall wish, to assume the defense of such proceeding, with counsel approved by applicable Stockholder, which approval shall not be unreasonably withheld. Upon the delivery to the Stockholder of written notice of its election to assume such defense, approval of such counsel by the Stockholder and retention of such counsel by GZA Technologies, GZA Technologies will not be liable to the Stockholder under this Agreement for any fees of counsel or other expenses subsequently incurred by such Stockholder in connection with the defense of the same proceeding, except for fees and expenses incurred by such Stockholder as a consequence of the Stockholder's obligation to cooperate with GZA Technologies in the defense of such matters (as set forth in Section 4 hereof). Notwithstanding the foregoing,
(i) a Stockholder shall have the right to employ his own counsel in any such proceeding at such Stockholder's expense; and (ii) if (A) the employment of counsel by a Stockholder has been previously authorized by GZA Technologies, or
(B) the Stockholder shall have reasonably concluded that there may be a conflict of interest between GZA Technologies and such Stockholder in the conduct of such defense or that such counsel and the Stockholder have basic disagreements as to the proper method of managing the litigation, or (C) GZA Technologies shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of the Stockholder's counsel shall be paid by GZA Technologies.

5. NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which a Stockholder may be entitled under GZA Technologies' or GZANY's charter or by-laws, any agreement, any vote of disinterested directors, applicable law, or otherwise. The indemnification provided under this Agreement shall continue as to each Stockholder for any action taken or not taken by such Stockholder while serving in an indemnified capacity even though the Stockholder may have ceased to serve in such capacity at the time of commencement of any claim or action for which indemnification is requested.

6. PARTIAL INDEMNIFICATION. To receive indemnification hereunder, a Stockholder need not establish that he is entitled to indemnification of all the expenses or costs incurred by him in respect of which he seeks such indemnification, and if a Stockholder is entitled under any provision of this Agreement to indemnification by GZA Technologies for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any claim, civil action or proceeding, but not, however, for the total amount thereof, GZA Technologies shall nevertheless indemnify such Stockholder for the portion of such expenses, judgments, fines or penalties to which the Stockholder is entitled.

7. MUTUAL ACKNOWLEDGEMENT. Both GZA Technologies and the Stockholders acknowledge that in certain instances, applicable law or applicable public policy could be construed to prohibit GZA Technologies from indemnifying the Stockholders under this Agreement or otherwise. Nothing in this Agreement is intended to require or shall be construed as requiring GZA Technologies to do or fail to do any act in violation of any applicable law. GZA Technologies' inability, as a result of a binding order of any court of competent jurisdiction, to perform its obligations under this Agreement shall not constitute a breach of this Agreement and GZA Technologies' compliance with any such order shall constitute compliance with this Agreement.

8. SEVERABILITY. The provisions of this Agreement shall be severable as provided in this Section 9. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then GZA Technologies shall nevertheless indemnify Stockholder to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.


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9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, GZA
Technologies shall not be obligated pursuant to the terms of this Agreement:

     (a) EXCLUDED ACTS. To indemnify Stockholder for any acts or omissions or transactions from which a director, officer, or stockholder may not be relieved of liability under applicable law; or

     (b) CLAIMS INITIATED BY STOCKHOLDER. To indemnify or advance expenses to a Stockholder with respect to proceedings or claims initiated or brought voluntarily by such Stockholder and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law and (ii) declaratory judgment or similar proceedings brought to obtain a judicial interpretation of an applicable statute or regulation, provided that such indemnification or advancement of expenses may be provided by GZA Technologies in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

     (c) UNAUTHORIZED REORGANIZATION TRANSACTION. To indemnify a Stockholder for any liabilities, losses or expenses incurred by the Stockholder and arising out of a Reorganization Transaction not effected at the written request or direction or with the written consent of the Board of Directors of GZA Technologies; or

     (d) INSURED CLAIMS. To indemnify a Stockholder for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to such Stockholder by an insurance carrier under a policy of directors' and officers' liability insurance maintained by GZA Technologies, GZA or GZANY.

10. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten years after the Stockholders have ceased to serve in any of the capacities set forth in Section 1 above; and (b) the final termination of all pending or threatened actions, suits, proceedings or investigations to which any of the Stockholders may be subject by reason of his service in any such capacity. The indemnification provided under this Agreement shall continue as to a Stockholder who has ceased for any reason to serve in any of the capacities set forth in Section 1 above, with respect to actions, inactions or occurrences that took place prior to the termination of this Agreement and while the Stockholder served in any such capacity.

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. ATTORNEYS' FEES. In the event that any action is instituted by a Stockholder under this Agreement to enforce or interpret any of the terms hereof, such Stockholder shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the Stockholder with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by the Stockholder as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of GZA Technologies under this Agreement or to enforce or interpret any of the terms of this Agreement, a Stockholder shall be entitled to be paid all court costs and expenses, including attorneys' fees incurred by such Stockholder in defense of such action (including with respect to Stockholder's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Stockholder's material defenses to such was made in bad faith or was frivolous.

13. ENTIRE AGREEMENT; AMENDMENT AND MODIFICATION. This Agreement constitutes the entire and only agreement among the Stockholders, GZA Technologies and GZA respecting the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among them concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof shall be binding unless made in writing, signed by an authorized officer of GZA Technologies and each of the Stockholders. Failure of any party to insist upon strict compliance with any of terms, covenants or conditions hereof shall not be deemed a waiver of such party's right to require future performance of any such term, covenant or condition.

14. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of each of GZA Technologies and GZA and the heirs, legal representatives, successors and assigns of each of the Stockholders.

15. CHOICE OF LAW. This Agreement shall be governed by, and construed and enforced in accordance with the substantive laws of the State of New York, without regard to its principles of conflicts of laws.




       IN WITNESS WHEREOF, the parties have executed this Agreement as a contract under seal as of the date first above written.

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                             GZA GEOENVIRONMENTAL TECHNOLOGIES, INC.



                             By:  /s/
                                  -----------------------------------------
                                  Leonard M. Seale, Chief Executive Officer


                             By:  /s/
                                  -----------------------------------------
                                  Richard M. Simon, Stockholder



                             By:  /s/
                                  -----------------------------------------
                                  Joseph D. Guertin, Jr., Stockholder


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